Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-88260, 333-88258, 333-53585, 333-69887, 333-69885, 333-27999, 333-59470, 333-59474, 333-105341, 333-124807 and 333-181083) of Orbital Sciences Corporation of our report dated February 24, 2014, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

McLean, Virginia
February 24, 2014